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                                                                  EXHIBIT 99(A)


  CERTIFICATION BY THE SENIOR VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER
          RELATING TO THE ANNUAL REPORT CONTAINING FINANCIAL STATEMENTS


         I, D. Edward I. Smyth, Senior Vice President and Chief Administrative Officer of H. J. Heinz Company, a Pennsylvania corporation (the "Company"), hereby certify that:

         1. The SAVER Plan (the "Plan") annual report on Form 11-K for the fiscal year ended December 31, 2002 (the "Form 11-K") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.


Date:  June 25, 2003



                                     /s/ D. EDWARD I. SMYTH
                                     ------------------------------------------
                                     Name:  D. Edward I. Smyth
                                     Title:  Senior Vice President and Chief
                                               Administrative Officer